As Filed with the Securities and Exchange Commission on February 11, 2002
Registration No. 333-75928

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI (State or other jurisdiction of incorporation or organization)	3661 (Primary Standard Industrial Classification Code Number)	43-1641533 (I.R.S. Employer Identification No.)

400 Royal Palm Way, Suite 410 Palm Beach, Florida 33480 (561)805-8000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Jerome C. Artigliere
Applied Digital Solutions, Inc.
400 Royal Palm Way, Suite 410
Palm Beach, Florida 33480
(561) 805-8000
Fax: (561) 805-0001
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all correspondence to:
Denis P. McCusker, Esq.
Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 63102-2750
(314) 259-2000
Fax: (314) 259-2020

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [  ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $.001 par value per share	53,472,258 shares	$0.34	$18,157,608	$1,673

(1)	$4,223 was paid with the original filing. Pursuant to Rule 457(c), the proposed offering price and registration fee have been calculated on the basis of the average of the high and low trading prices for the Common Stock on February 5, 2002 as reported on the Nasdaq National Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

     This Pre-Effective Amendment No. 2 to Registration Statement on Form S-1 is being filed to correct certain typographical errors in Exhibit 5.1 to the previously filed Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed by the registrant on February 11, 2002.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

     The following table sets forth the expenses (other than underwriting discounts and commissions), which other than the SEC registration fee are estimates, payable by the Registrant in connection with the sale and distribution of the shares registered hereby**:

SEC Registration Fee	$ 1,673
Accounting Fees and Expenses	15,000	*
Legal Fees and Expenses	30,000	*
Miscellaneous Expenses	3,327	*
Total	$ 50,000	*

*	Estimated
**	The selling shareholders will pay any sales commissions or underwriting discount and fees incurred in connection with the sale of shares registered hereunder.

Indemnification of Directors and Officers

     Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involved an accounting for profits pursuant to Section 16(b) of the Exchange Act of 1934.

     The bylaws of the Registrant provide that the Registrant shall indemnify, to the full extent permitted under Missouri law, any director, officer, employee or agent of the Registrant who has served as a director, officer, employee or agent of the Registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to such provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Sales of Unregistered Securities

     The following table lists all unregistered securities sold by us between January 1, 1998 and September 30, 2001. These shares were issued in acquisition or financing transactions to the persons or entities indicated in connection with the acquisition of the indicated subsidiary or the stockholder's minority interest or to investors in transactions directly negotiated by the shareholders in connection with the sale of their business or interests to us and pursuant to the "price protection" or "earnout" provisions of the agreement of sale, or by the investors. These shares were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Name/Entity/Nature	Date Issued	Number of Persons	Note	Issued For	Number of Common Shares
Advanced Telecommunications, Inc.
Advanced Telecommunications, Inc.
Advanced Telecommunications, Inc.
AFAC L.P.
Alacrity Systems, Inc.
Amherst Systems
ATEC Group, Inc.
ATEC Group, Inc.
ATI Communications, Inc.
Atlantic Systems, Inc.
Aurora Electric, Inc.
Aurora Electric, Inc.
Blue Star Electronics, Inc.
Caledonian Venture Holdings Limited
Caledonian Venture Holdings Limited
Canadian Network Services, Inc.
Charles Newman
Charlie Phillips
Charlie Phillips
Commstar Limited
Computer Equity Corporation
Computer Equity Corporation
Computer Equity Corporation
Computer Equity Corporation
Consolidated Mico Components, Inc.
Consolidated Micro Components, Inc.
Cra-Tek Company
CT Specialists, Inc.
Cybertech Station, Inc.
Cybertech Station, Inc.
Cybertech Station, Inc.
Data Path Technologies, Inc.
Data Path Technologies, Inc.
Data Path Technologies, Inc.
David Romano
Dino Liso
Doug Baker
Employee Stock Sale
Eric Limont
September 1998
April 1999
February 2001
July 2001
January 1998
August 1998
October 2000
March 2001
March 1998
November 1999
September 1999
July 1998
August 1998
December 2000
June 2001
January 1998
March 2001
March 1999
October 2000
June 1998
June 2001
April 2001
June 2000
September 2000
June 1999
July 1998
June 1999
August 1998
March 1999
September 1999
March 1998
July 1998
June 1999
April 2001
April 2001
March 2001
April 2001
May 1998
April 2001
3 1 2 1 45 1 2 2 1 1 2 4 4 16 6 15 1 1 1 15 79 79 79 1 4 4 1 2 3 3 3 7 7 2 1 1 1 1 1	1 7 2 3 1 4 5 6 7 8 1 9 10 8 1 11 12 8 7 8 7 1 8 8 7 13 8 1 7 1 14 15 7 7 16 17 18 19 16	Acquisition
Acquisition
Acquisition
Services
Acquisition
Assets
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Services
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Finder's fees
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Agreement
Services
Services
Stock purchase
Agreement
775,822
550,000
1,666,667
500,000
321,768
66,667
2,674,934
448,431
200,000
119,832
7,224
1,138,039
222,643
4,937,497
7,481,016
322,512
182,836
7,018
13,333
3,849,590
14,732,200
9,884,249
4,804,294
25,000
649,696
429,805
121,465
7,328
49,806
17,629
49,847
403,077
1,393,230
1,319,592
1,477,832
56,648
14,012
100,000
1,477,832

Name/Entity/Nature	Date Issued	Number of Persons	Note	Issued For	Number of Common Shares
GDB Software Services, Inc.
GDB Software Services, Inc.
GDB Software Services, Inc.
Ground Effects Limited
Herman J. Valdez
Hornbuckle Engineering, Inc.
Hornbuckle Engineering, Inc.
IBM Credit Corp.
IBM Credit Corp.
Independent Business Consultants
Information Products Center, Inc.
Information Products Center, Inc.
Information Products Center, Inc.
Innovative Vaccuum Solutions, Inc.
Innovative Vaccuum Solutions, Inc.
Innovative Vaccuum Solutions, Inc.
Innovative Vaccuum Solutions, Inc.
Intellesale, Inc.
James M. Shaver
Kerry Burst
Lynch, Marks & Associates, Inc.
Matt Hayden
Matt Hayden McKinsey & Company
MCY.com, Inc.
Medical Advisory Systems, Inc.
Michael Erickson
Mpact Communications
Norcom Resources, Inc.
Norcom Resources, Inc.
Pacific Decision Sciences Corp.
Perimeter Technology, Inc.
Pizarro Remarketing, Inc.
Pizarro Remarketing, Inc.
Port Consulting, Inc.
PPL, Ltd.
PPL, Ltd.
PPL, Ltd.
P-Tech, Inc.
P-Tech, Inc.
Service Transportation Company
Service Transportation Company
Services
Services
Services
Signal Processors Limited
Signature Industries Limited
South Seas Data, Inc. STC Netcom, Inc.
STR, Inc.
STR, Inc.
July 1998
June 1998
July 2000
June 1998
August 2001
July 1999
June 2000
April 2001
April 2001
May 2000
March 1998
March 1999
September 1999
July 1998
June 1999
September 1999
January 2000
March 2001
August 2001
April 2001
July 1999
April 2001
November 2001 October 2000
November 2000
March 2001
September 2001
March 2001
March 1998
September 2000
October 2000
June 2001
March 1998
June 2000
March 2000
June 1999
September 1999
June 2000
June 2000
October 2001
June 2000
April 1998
Jan. - Dec. 1998
Jan. - Dec. 1999
Oct. - Dec. 1999
February 1998
June 1998
December 2001
December 1999
July 1999
May 2000
5 5 2 3 1 3 3 1 1 3 4 3 3 5 5 3 3 2 1 1 2 1 1 1 1 5 1 1 2 3 22 5 1 1 3 5 5 2 12 12 1 1 Various Various 1 12 10 5 20 5 5	20 7 7 8 1 8 7 21 22 8 8 7 1 8 7 1 8 2 1 2 8 23 23 24 25 26 27 24 7 8 25 7 7 8 7 7 1 28 29 1 8 30 24 31 31 1 32 39 33 8 7	Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Warrants
Warrants
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Services
Services
Services
Asset purchase
Acquisition
Litigation settlement
Services
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Services
Services
Services
Acquisition
Acquisition
Litigation settlement
Acquisition
Acquisition
Acquisition
412,308
627,879
337,838
1,105,708
2,441,177
554,563
76,104
1,241,500
2,894,714
957,912
711,433
662,252
514,880
298,301
426,213
1,461
25,881
6,616,522
5,696,078
463,293
773,142
74,302
200,000
37,994
11,816,141
3,322,313
200,000
95,528
74,667
162,162
8,568,532
8,508,400
42,723
112,612
302,891
929,230
305,024
900,900
1,401,180
4,193,636
101,351
37,181
265,598
64,666
2,498
928,293
3,605,948
2,040,820
400,000
932,039
400,267

Name/Entity/Nature	Date Issued	Number of Persons	Note	Issued For	Number of Common Shares
Sudiar Limited
Garrett Sullivan
Richard Sullivan
SysComm International Corp.
SysComm International Corp.
Teledata Concepts, Inc.
The Americom Group, Inc.
The Americom Group, Inc.
The Americom Group, Inc.
The Americom Group, Inc.
The Bay Group
The Fromehill Company
TigerTel Services Limited
Timely Technology Corp.
Timely Technology Corp.
Timely Technology Corp.
Various
Various
Various
Warrants
WebNet Services
WebNet Services
Winward Electric Service Inc.
Winward Electric Service Inc.
June 2001
October 2001
October 2001
Oct. - Dec. 2000
April 2001
June 1998
March 2000
March 1999
September 1999
June 1998
May 1998
March 1998
February 1999
June 2000
June 2001
August 2001
January - March 2000
Oct. - Dec. 2000
April - June 2001
April 1998
August 2000
November 2001
March 1999
September 1999
1 1 1 3 3 4 1 5 5 5 1 5 1 1 1 1 3 2 4 2 3 3 4 4	34 31 31 8 1 35 7 7 1 8 24 36 24 8 7 7 37 37 38 37 8 1 7 1	Acquisition
Services
Services
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Acquisition
Warrants
Warrants
Employee stock options
Warrants exercised
Acquisition
Acquisition
Acquisition
Acquisition
					492,940 148,875 481,128 1,699,715 873,686 144,828 48,333 106,581 45,319 235,507 218,682 1,816,400 43,877 208,706 7,109,000 1,158,235 317,500 415,685 43,000 850,000 267,857 792,214 533,333 188,667
Total					157,605,494
1.	Represents “price protection” shares issued in connection with a prior private transaction directly negotiated by the shareholders in connection with the sale of their business to us, which transaction was exempt from registration pursuant to Rule 4(2) of the Securities Act of 1933.
2.	Represents shares issued in connection with the exercise of put options granted to the shareholders in connection with the sale of their business to us, which transaction was exempt from registration pursuant to Rule 4(2) of the Securities Act of 1933.
3.	Represents “price protection” shares issued in connection with marketing studies and evaluation services provided by AFAC L.P.
4.	Represents shares issued to Amherst Systems to acquire customer lists for our subsidiary, Atlantic Systems, Inc.
5.	Represents shares issued to the selling shareholders to acquire such shareholders’ interests in a transaction directly negotiated by the shareholders in connection with the sale of an approximate 16% interest in ATEC Group, Inc. (AMEX:TEC) to us and exempt from registration pursuant to Rule 4(2) of the Securities Act of 1933. The number of common shares issued includes 2,077,150 shares initially issued and 597,784 “price protection” shares issued on February 28, 2001. The transaction document included an acknowledgement that the sale was not registered, that the shareholder was acquiring the shares for investment purposes and not for resale, and that the shareholder acknowledged that he must hold the shares until and unless registered or unless transferred in another transaction exempt from registration. In addition, certificates representing the shares were legended to indicate that they were restricted.
6.	Represents shares issued in connection with the rescission of our acquisition of an approximately 16% interest in ATEC Group, Inc. See note 5 above for further information regarding the underlying transaction.
7.	Represents shares issued to the selling shareholder(s) in connection with the “earnout” provision of the agreement of sale relating to a prior private transaction directly negotiated by the shareholders in connection with the sale of their business to us, which transaction was exempt from registration pursuant to Rule 4(2) of the Securities Act of 1933.
8.	Represents shares issued to the selling shareholder(s) to acquire such shareholder’s interests in a transaction directly negotiated by the shareholder(s) in connection with the sale of their business to us and exempt from registration pursuant to Rule 4(2) of the Securities Act of 1933. The transaction document included an acknowledgement that the sale was not registered, that the shareholder was acquiring the shares for investment and not for resale and that the shareholder acknowledged that he must hold the shares until and unless registered or unless transferred in another transaction exempt from registration. In addition, the certificates representing the shares were legended to indicate that they were restricted.

9.	Represents (a) 1,098,039 shares issued to the selling shareholders to acquire such shareholders’ interests in a transaction directly negotiated by the shareholders in connection with the sale of their business to us and exempt from registration pursuant to Rule 4(2) of the Securities Act of 1933 and (b) 40,000 shares issued as a finder’s fee in connection therewith. The transaction document included an acknowledgement that the sale was not registered, that the shareholder was acquiring the shares for investment purposes and not for resale, and that the shareholder acknowledged that he must hold the shares until and unless registered or unless transferred in another transaction exempt from registration. In addition, certificates representing the shares were legended to indicate that they were restricted.
10.	Represents (a) 202,667 shares issued to the selling shareholder to acquire such shareholder’s 80% interest in a transaction directly negotiated by the shareholders and exempt from registration pursuant to Rule 4(2) of the Securities Act of 1933, (b) 19,394 shares issued as a finder’s fee in connection therewith and (c) 582 shares issued for services in connection with the acquisition. The transaction document included an acknowledgement that the sale was not registered, that the shareholder was acquiring the shares for investment purposes and not for resale, and that the shareholder acknowledged that he must hold the shares until and unless registered or unless transferred in another transaction exempt from registration. In addition, certificates representing the shares were legended to indicate that they were restricted.
11.	Represents (a) 7,530 shares issued to the stage I selling shareholders to correct the initial issuance of shares, (b) 170,683 shares issued to the stage II selling shareholders upon acquisition of their minority interests in 1998, (c) 109,774 shares issued to the stage I and stage II selling shareholders in connection with the “price protection” provision of the agreement of sale and (d) 34,525 shares issued as a finder’s fee. These shares were issued in a transaction directly negotiated by the shareholders and exempt from registration pursuant to Rule 4(2) of the Securities Act of 1933. The transaction document included an acknowledgement that the sale was not registered, that the shareholder was acquiring the shares for investment purposes and not for resale, and that the shareholder acknowledged that he must hold the shares until and unless registered or unless transferred in another transaction exempt from registration. In addition, certificates representing the shares were legended to indicate that they were restricted.
12.	Represents shares issued for consulting services rendered by Mr. Newman.
13.	Represents (a) 392,157 shares issued to the selling shareholder to acquire such shareholder’s 80% interest in a transaction directly negotiated by the shareholders and exempt from registration pursuant to Rule 4(2) of the Securities Act of 1933, and (b) 37,648 shares issued as a finder’s fee in connection therewith. The transaction document included an acknowledgement that the sale was not registered, that the shareholder was acquiring the shares for investment purposes and not for resale, and that the shareholder acknowledged that he must hold the shares until and unless registered or unless transferred in another transaction exempt from registration. In addition, certificates representing the shares were legended to indicate that they were restricted.
14.	Represents (a) 24,444 “price protection” shares issued to the selling shareholder, (b) 805 “price protection” shares issued as finder’s fees and (c) 22,598 shares issued to the selling shareholder(s) in connection with the “earnout” provision of the agreement of sale, in connection a prior private transaction directly negotiated by the shareholders in connection with the sale of their business to us, which transaction was exempt from registration pursuant to Rule 4(2) of the Securities Act of 1933.
15.	Represents (a) 384,616 shares issued to the selling shareholders to acquire such shareholder’s interest a transaction directly negotiated by the shareholders and exempt from registration pursuant to Rule 4(2) of the Securities Act of 1933, and (b) 18,461 shares issued as a finder’s fee in connection therewith. The transaction document included an acknowledgement that the sale was not registered, that the shareholder was acquiring the shares for investment purposes and not for resale, and that the shareholder acknowledged that he must hold the shares until and unless registered or unless transferred in another transaction exempt from registration. In addition, certificates representing the shares were legended to indicate that they were restricted.
16.	Represents shares issued in connection with settlement of litigation against David Romano and Eric Limont, the former owners of Bostek. See “Legal Proceedings” beginning on page 41.
17.	Represents shares issued to Mr. Liso as a transaction fee in connection with our acquisition of an approximately 16% interest in ATEC Group, Inc. See note 5 above for further information regarding the underlying transaction.
18.	Represents shares issued to Mr. Baker as a transaction fee in connection with our acquisition of Perimeter Technology, Inc., a prior private transaction directly negotiated by the shareholders in connection with the sale of their business to us, which transaction was exempt from registration pursuant to Rule 4(2) of the Securities Act of 1933.
19.	Represents shares issued to Marc Sherman, one of our former officers, at the market price on the effective date of the sale, which sale was exempt from registration pursuant to Rule 4(2) of the Securities Act of 1933.
20.	Represents (a) 384,616 shares issued to the selling shareholder to acquire such shareholder’s 80% interest in a transaction directly negotiated by the shareholders and exempt from registration pursuant to Rule 4(2) of the Securities Act of 1933, and (b) 27,692 shares issued as a finder’s fee in connection therewith. The transaction document included an acknowledgement that the sale was not registered, that the shareholder was acquiring the shares for investment purposes and not for resale, and that the shareholder acknowledged that he must hold the shares until and unless registered or unless transferred in another transaction exempt from registration. In addition, certificates representing the shares were legended to indicate that they were restricted.
21.	Represents shares issued in connection with the issuance of warrants which are exercisable into shares of our common stock.
22.	Represents shares issued in connection with the issuance of warrants which are exercisable into shares of common stock of Digital Angel Corporation.
23.	Represents 74,302 shares issued to Mr. Hayden as a transaction fee in connection with our acquisition of an approximately 17% interest in Medical Advisory Systems, Inc. See note 26 below for further information regarding the underlying transaction and 200,000 shares issued in connection with services provided by Mr. Hayden for assisting us in obtaining investment banking services.
24.	Represents shares issued for professional services rendered.
25.	Represents shares issued in connection with our acquisition of internal use software from MCY.com, Inc.
26.	Represents shares issued in connection with our acquisition of an approximately 17% interest in Medical Advisory Systems, Inc. (AMEX:DOC) in a transaction directly negotiated by the shareholders in connection with the sale of their share to us and exempt from registration pursuant to Rule 4(2) of the Securities Act of 1933. The transaction document included an acknowledgement that the sale was not registered, that the shareholder was acquiring the shares for investment purposes and not for resale, and that the shareholder acknowledged that he must hold the shares until and unless registered or unless transferred in another transaction exempt from registration. In addition, certificates representing the shares were legended to indicate that they were restricted.

27.	Represents shares issued in connection with the settlement of certain litigation with Mr. Erickson pertaining to Mr. Erickson's employment with us.
28.	Represents shares issued to the selling shareholders in consideration for their minority interests and in settlement of future earnout payments.
29.	Represents shares issued to the selling shareholder(s) to acquire such shareholder’s interests in a transaction directly negotiated by the shareholder(s) in connection with the sale of their business to us and exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933. The transaction document included an acknowledgement that the sale was not registered, that the shareholder was acquiring the shares for investment and not for resale and that the shareholder acknowledged that he must hold the shares until and unless registered or unless transferred in another transaction exempt from registration. In addition, the certificates representing the shares were legended to indicate that they were restricted.
30.	Represents (a) 35,000 shares issued to the selling shareholder to acquire such shareholder’s 80% interest in a transaction directly negotiated by the shareholders and exempt from registration pursuant to Rule 4(2) of the Securities Act of 1933, and (b) 2,181 shares issued as a finder’s fee in connection therewith. The transaction document included an acknowledgement that the sale was not registered, that the shareholder was acquiring the shares for investment purposes and not for resale, and that the shareholder acknowledged that he must hold the shares until and unless registered or unless transferred in another transaction exempt from registration. In addition, certificates representing the shares were legended to indicate that they were restricted.
31.	Represents shares issued to an employee for services under employment or other such agreements.
32.	Represents (a) 3,571,235 shares issued to the selling shareholder to acquire such shareholder’s 85% interest in a transaction directly negotiated by the shareholders and exempt from registration pursuant to Rule 4(2) of the Securities Act of 1933, and (b) 34,713 shares issued as a finder’s fee in connection therewith. The transaction document included an acknowledgement that the sale was not registered, that the shareholder was acquiring the shares for investment purposes and not for resale, and that the shareholder acknowledged that he must hold the shares until and unless registered or unless transferred in another transaction exempt from registration. In addition, certificates representing the shares were legended to indicate that they were restricted.
33.	Represents shares issued to 20 selling shareholders in connection with the acquisition of minority interests of such shareholders in STC Netcom, Inc. Our initial issuance of shares in connection with our acquisition of STC Netcom, Inc. occurred in 1997 in a transaction directly negotiated by the shareholders in connection with the sale of their business to us, which transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.
34.	Represents shares issued to a creditor of Caledonian Venture Holdings Limited (CVH) in connection with the acquisition of CVH and exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. The transaction document included an acknowledgment that the sale was not registered, that the party was acquiring the shares for investment and not for resale, and that the party acknowledged that it must hold the shares until and unless registered or transferred in another transaction exempt from registration. In addition, certificates representing the shares were legended to indicate that they were restricted.
35.	Represents (a) 140,138 shares issued to the selling shareholders to acquire such shareholder’s interest a transaction directly negotiated by the shareholders and exempt from registration pursuant to Rule 4(2) of the Securities Act of 1933, and (b) 4,690 shares issued as a finder’s fee in connection therewith. The transaction document included an acknowledgement that the sale was not registered, that the shareholder was acquiring the shares for investment purposes and not for resale, and that the shareholder acknowledged that he must hold the shares until and unless registered or unless transferred in another transaction exempt from registration. In addition, certificates representing the shares were legended to indicate that they were restricted.
36.	Represents (a) 1,778,543 shares issued to the selling shareholders to acquire such shareholder’s interest a transaction directly negotiated by the shareholders and exempt from registration pursuant to Rule 4(2) of the Securities Act of 1933, and (b) 37,857 shares issued as a finder’s fee in connection therewith. The transaction document included an acknowledgement that the sale was not registered, that the shareholder was acquiring the shares for investment purposes and not for resale, and that the shareholder acknowledged that he must hold the shares until and unless registered or unless transferred in another transaction exempt from registration. In addition, certificates representing the shares were legended to indicate that they were restricted.
37.	Represents shares issued in connection with the exercise of outstanding warrants.
38.	Represents shares issued upon exercise of certain options previously issued under our 1999 Flexible Stock Plan, which shares have not been registered.
39.	Represents shares issued in connection with settlement of litigation against us by John Mariano, Christopher Wiltsey, Dean Gustafson, Anthony Pitman and Jeffery Kowalski, the owners of South Seas Data, Inc. See “Legal Proceedings” beginning on page 41.

Exhibits

     (a)   See Exhibit Index.

     (b)   Financial Statement Schedules.

     Schedule II - Valuation and Qualifying Accounts. See pages II-7 and II-8. All other Financial Statement Schedules have been omitted because of the absence of conditions under which they would be required or because the required information has been included in the financial statements.

Schedule II
VALUATION AND QUALIFYING ACCOUNTS
(in thousands)

Description	Balance at Beginning of Period	Charged to Cost and Expenses	Valuation Accounts Acquired	Deductions	Balance at End of Period
Valuation reserve deducted in the balance sheet from the asset to which it applied:
Accounts receivable:
2000 Allowance for doubtful accounts	$1,047	$823	$766	$955	$1,681
1999 Allowance for doubtful accounts	574	448	239	214	1,047
1998 Allowance for doubtful accounts	527	652	189	794	574
Inventory:
2000 Allowance for excess and absolencence	916	345	460	221	1,500
1999 Allowance for excess and absolencence	1,374	139	–	597	916
1998 Allowance for excess and absolencence	907	716	–	249	1,374
Deferred Taxes:
2000 Valuation reserve	–	15,850	–	–	15,850
1999 Valuation reserve	2,994	–	–	2,994	–
1998 Valuation reserve	3,494	–	–	500	2,994
Reserves not deducted from assets:
2000 Warranty reserve	50	163	–	50	163
1999 Warranty Reserve	–	–	50	–	50
1998 Warranty reserve	–	–	–	–	–

Report of Independent Accountants on
Financial Statement Schedule

To the Board of Directors and Shareholders
of Applied Digital Solutions:

Our audits of the consolidated financial statements referred to in our report dated March 19, 2001, except as to Notes 2 and 13 which are as of November 14, 2001, which report and consolidated financial statements are included in this Registration Statement on Form S-1, also included an audit of the financial statement schedule included in Part II of this Form S-1. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
March 19, 2001

Undertakings

     (a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach, State of Florida, on February 11, 2002.

APPLIED DIGITAL SOLUTIONS, INC.
By:	/s/ Jerome C. Artigliere Jerome C. Artigliere, Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard J. Sullivan * (Richard J. Sullivan)	Chairman of the Board of Directors, Chief Executive Officer, Chief Operating Officer, President and Secretary (Principal Executive Officer and Principal Operating Officer)	February 11, 2002
/s/ Jerome C. Artigliere (Jerome C. Artigliere)	Senior Vice President and Chief Financial Officer (Principal Accounting Officer)	February 11, 2002
/s/ Richard S. Friedland * (Richard S. Friedland)	Director	February 11, 2002
/s/ Arthur F. Noterman * (Arthur F. Noterman)	Director	February 11, 2002
/s/ Daniel E. Penni * (Daniel E. Penni)	Director	February 11, 2002
/s/ Angela M. Sullivan * (Angela M. Sullivan)	Director	February 11, 2002
/s/ Constance K. Weaver * (Constance K. Weaver)	Director	February 11, 2002
* By:	/s/ Jerome C. Artigliere
Jerome C. Artigliere Attorney–in–fact

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement of Purchase and Sale dated as of June 4, 1999 by and among Intellesale.com, Inc., Applied Cellular Technology, Inc., David Romano and Eric Limont (incorporated by reference to Exhibit 99.1 to the registrant's Current Report on Form 8-K filed with the Commission on June 11, 1999, as amended on August 12, 1999)
2.2	Amendment No. 1 to the Agreement of Purchase and Sale, dated as of June 9, 1999 by and among Intellesale.com, Inc., Applied Cellular Technology, Inc., David Romano and Eric Limont (incorporated by reference to Exhibit 99.2 to the registrant's Current Report on Form 8-K filed with the Commission on June 11, 1999, as amended on August 12, 1999)
2.3	Agreement and Plan of Merger, dated April 24, 2000, by and among the Applied Digital Solutions, Inc., Digital Angel Corporation and Destron Fearing Corporation (incorporated by reference to Exhibit 2.1 to the registrant's Current Report on Form 8-K filed with the Commission on May 1, 2000).
2.4	Agreement dated as of November 28, 1999 by and among AT&T Canada Corp. and TigerTel, Inc. (incorporated by reference to Exhibit 99.1 to the registrant's Current Report on Form 8-K filed with the Commission on December 13, 1999, as amended on December 22, 1999 and January 11, 2000)
2.5	Agreement and Plan of Merger dated as of June 30, 2000 by and among the Applied Digital Solutions, Inc. and Compec Acquisition Corp. and Computer Equity Corporation and John G. Ballenger, Christopher J. Ballenger and Frederick M. Henschel (incorporated by reference to Exhibit 2 to the registrant's Current Report on Form 8-K filed with the Commission on July 14, 2000, as amended on September 11, 2000)
2.6	Agreement and Plan of Merger dated as of October 18, 2000 by and among the Applied Digital Solutions, Inc. and PDS Acquisition Corp., and Pacific Decision Sciences Corporation, and H&K Vasa Family 1999 Limited Partnership, H&K Vasa Family 2000 Limited Partnership, David Dorret, and David Englund (incorporated by reference to Exhibit 2 to the registrant's Current Report on Form 8-K filed with the Commission on November 1, 2000, as amended on December 29, 2000)
2.7	MCY Agreement dated as of October 19, 2000 by and between MCY.com, Inc and Applied Digital Solutions, Inc. (incorporated by reference to Exhibit 2 to the registrant's Current Report on Form 8-K filed with the Commission on December 5, 2000)
4.1	Second Restated Articles of Incorporation, of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant's Post-Effective Amendment No. 1 on Form S-1 to Registration Statement (Form S-3 File No. 333-64605) filed with the Commission on June 24, 1999)
4.2	Amendment of Articles of Incorporation of the Registrant filed with the Secretary of State of the State of Missouri on September 5, 2000 (incorporated herein by reference to Exhibit 4.3 to the Registrant's Post-Effective Amendment No. 3 on Form S-3 to Registration Statement on Form S-4 (File No. 333-38420-02) filed with the Commission on September 29, 2000)
4.3	Amendment of Second Restated Articles of Incorporation of the Registrant filed with the Secretary of State of Missouri on July 18, 2001 (incorporated herein by reference to Exhibit 4.3 to the Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 17, 2001)
4.4	Certificate of Designation of Preferences of Series C Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Commission on October 26, 2000)
4.5	Amended and Restated Bylaws of the Registrant dated March 31, 1998 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-51067) filed with the Commission on April 27, 1998)
5.1	Opinion of Bryan Cave LLP regarding the validity of the Common Stock*
10.1**	1996 Non-Qualified Stock Option Plan of Applied Cellular Technology, Inc., as amended through June 13, 1998 (incorporated herein by reference to Exhibit 4.1 to the registrant's Registration Statement on Form S-8 filed with the Commission on December 2, 1999 (Commission File Number 333-91999))
10.2**	Applied Digital Solutions, Inc. 1999 Employees Stock Purchase Plan, as amended through September 23, 1999 (incorporated herein by reference to Exhibit 10.1 to the registrant's Registration Statement on Form S-8 (File No. 333-88421) filed with the Commission on October 4, 1999)
10.3**	Applied Digital Solutions, Inc. 1999 Flexible Stock Plan (incorporated herein by reference to Exhibit 4.1 to the registrant's Registration Statement on Form S-8 (File No. 333- 92327) filed with the Commission on December 8, 1999).
10.4	Credit Agreement between Applied Digital Solutions, Inc. and State Street Bank and Trust Company dated as of August 25, 1998 (incorporated herein by reference to Exhibit 10.2 to the registrant's Quarterly Report on Form 10-Q filed with the Commission on November 16, 1998 )
10.5	First Amendment to Credit Agreement between Applied Digital Solutions, Inc. and State Street Bank and Trust Company dated as of February 4, 1999 (incorporated by reference to Exhibit 10.3 the registrant's Annual Report on Form 10-K filed with the Commission on March 31, 1999)
10.6	Second Amended and Restated Term and Revolving Credit Agreement, dated October 17, 2000, between Applied Digital Solutions, Inc. and IBM Credit Corporation, and others (incorporated by reference to Exhibit 99.1 to the registrant's Current Report on Form 8-K filed with the Commission on October 24, 2000)
10.7	Acknowledgement, Waiver and Amendment No. 1 to the Second Amended and Restated Term and Revolving Credit Agreement dated March 30, 2001 between Applied Digital Solutions, Inc. and IBM Credit Corporation, and others (incorporated by reference to Exhibit 10.7 to the registrant's Annual Report on Form 10-K filed with the Commission on April 10, 2001)
10.8	Letter dated July 1, 2001 from IBM Credit Corporation amending the Second Amended and Restated Term and Revolving Credit Agreement, as amended (incorporated by reference to Exhibit 10.5 to the registrant's Quarterly Report on Form 10-Q filed with the Commission on October 14, 2001)
10.9	Letter dated December 31, 2001 from IBM Credit Corporation amending the Second Amended and Restated Term and Revolving Credit Agreement, as amended***
10.10	Letter dated January 31, 2002 from IBM Credit Corporation amending the Second Amended and Restated Term and Revolving Credit Agreement, as amended***
10.11**	Richard J. Sullivan Employment Agreement (incorporated by reference to Exhibit 10.8 to the registrant's Annual Report on Form 10-K filed with the Commission on March 30, 2000)
10.12**	Garrett A. Sullivan Employment Agreement (incorporated by reference to Exhibit 10.9 to the registrant's Annual Report on Form 10-K filed with the Commission on March 30, 2000)
10.13**	Letter Agreement, dated December 30, 2001, between Applied Digital Solutions, Inc. and Garrett A. Sullivan*
10.14**	Jerome C. Artigliere Employment Agreement (incorporated by reference to Exhibit 10.11 to the registrant's Annual Report on Form 10-K filed with the Commission on April 10, 2001)
10.15**	Mercedes Walton Employment Agreement (incorporated by reference to Exhibit 10.12 to the registrant's Annual Report on Form 10-K filed with the Commission on April 10, 2001)
10.16**	David I. Beckett Employment Agreement (incorporated by reference to Exhibit 10.13 to the registrant's Annual Report on Form 10-K filed with the Commission on April 10, 2001)
10.17**	Michael E. Krawitz Employment Agreement (incorporated by reference to Exhibit 10.14 to the registrant's Annual Report on Form 10-K filed with the Commission on April 10, 2001)
10.18**	Kevin McLaughlin Employment Agreement***
10.19**	Dr. Peter Zhou Employment Agreement***
10.20	Securities Purchase Agreement, dated as of October 24, 2000, relating to the Registrant's Series C Convertible Preferred Stock (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the Commission on October 26, 2000)
10.21	Form of warrant to purchase common stock of the Registrant issued to the holders of the Series C Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Commission on October 26, 2000)
10.22	Registration Rights Agreement between the Registrant and the holders of the Series C Convertible Preferred Stock (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed with the Commission on October 26, 2000)
10.23	Lock-Up Agreement dated as of November 28, 1999 by and among AT&T Canada Corp. and Applied Digital Solutions, Inc. (incorporated by reference to the Exhibit 99.2 to the registrant's Current Report on Form 8-K filed with the Commission on December 13, 1999, as amended on December 22, 1999 and January 11, 2000)
10.24	Voting Agreement by and among Applied Digital Solutions, Inc. and certain securityholders of Destron Fearing Corporation (incorporated by reference to Exhibit 10.1 to the registrant's Current Report on Form 8-K filed with the Commission on May 1, 2000)
21.1	List of Subsidiaries of Applied Digital Solutions, Inc.***
23.1	Consent of PricewaterhouseCoopers LLP***
23.2	Consent of Rubin, Brown, Gornstein & Co. LLP***
23.3	Consent of Arthur Andersen LLP***
23.4	Consent of Grant Thornton LLP***
23.5	Consent of Bryan Cave LLP (included in Exhibit 5.1)*
24.1	Power of Attorney***

*	Filed herewith.
**	Management contract or compensatory plan.
***	Previously filed.